UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2010

DEERFIELD CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, 12th Floor, Rosemont, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2010, Deerfield Capital Management LLC ("DCM"), a wholly-owned subsidiary of Deerfield Capital Corp. (the "Company"), entered into an Asset Purchase Agreement related to, and consummated, the sale to Luke D. Knecht of the portfolio management product known as Return Profile Management ("RPM"). Under the terms of the agreement, Mr. Knecht acquired the right to use RPM and the related software to manage portfolios and all historical RPM supporting data, performance records and marketing materials. As consideration, Mr. Knecht paid DCM $150,000 in cash and agreed to make payments to DCM equal to (i) 20% of the gross revenues derived from existing RPM clients during each of the five twelve-month periods after September 30, 2010 and (ii) 10% of the gross revenues derived from new RPM clients during the fifth twelve-month period after September 30, 2010. The agreement contains customary representations, warranties and covenants and a non-compete provision.

As previously disclosed, Mr. Knecht, who resigned from the position of Chief Operating Officer of DCM effective August 16, 2010, was one of the Company’s named executive officers. Mr. Knecht’s employment with DCM terminated on September 30, 2010 in connection with the transaction described above. Mr. Knecht’s termination was not due to any dispute or disagreement with the Company’s board of directors or management.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

October 6, 2010	By:	/s/ Robert A. Contreras

Name: Robert A. Contreras
Title: Senior Vice President, General Counsel and Secretary